UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 27, 2006

                         GLOBAL REALTY DEVELOPMENT CORP.
                         -------------------------------
               (Exact name of registrant as specified in charter)


      Delaware                          000-32467               13-4105842
      --------                          ---------               ----------
(State or other jurisdiction of         (Commission           (IRS Employer
      incorporation)                    File Number)        Identification No.)

11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida           33076
----------------------------------------------------------           -----
       (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (954) 603-0522

           Australian Agriculture And Property Development Corporation
           -----------------------------------------------------------
          (Former name of former address, if changed since last report)

                                   Copies to:
                             Richard Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     As previously disclosed, in August 2005, Global Realty Development Corp. (formerly known as Australian Agriculture and Property Development Corporation) (the "Company") entered into term sheets to acquire Dominion Estates Pty Ltd. and Dominion Wines Ltd. The Company has determined that it is not currently in its best interest to close such acquisitions and will let such term sheets lapse.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     As previously disclosed, in August 2005, the Company issued a convertible secured subordinated promissory note to Sapphire Developments Limited, a creditor of Atlantic, in the principal amount of AUD$3,200,000 (the "Sapphire Note"). The Sapphire Note bears interest at a rate of 1% per annum, requires monthly payments of principal and interest commencing on September 20, 2005 and shall be due and payable in full on August 20, 2006. In addition, the Sapphire
Note is convertible into shares of the Company, at any date commencing no less than ninety (90) days from the date of the note through the date of maturity at the average closing bid price as recorded on www.otcbb.com for the 10 business days immediately preceding the election of conversion. Finally, the Sapphire
Note is to be secured by shares of common stock of the Company, which shares are to be provided by either the Company or its designee within 90 days from the date of the Sapphire Note, with the number of shares being posted to be determined by dividing the principal amount of the Sapphire Note then outstanding by the average closing bid price of the Company's common stock for the twenty (20) days preceding the date that such shares are delivered.

     As of the date hereof, the Company is in default of the Sapphire Note as no payments have been made by the Company to Sapphire under the Sapphire Note. Further, to date no shares have been provided the Company or its designee to secure the Note. The Company has taken action to provide the security shares for the Sapphire Note.

Item 3.03 Material Modification to Rights of Security Holders Into a Material Definitive Agreement.

     The Company filed a Certificate of Amendment to its Certificate of Incorporation ("Amendment") with the Secretary of State of the State of Delaware that was effective January 27, 2006. The Amendment was filed to increase the authorized capital of the Company whereby the Company currently has 500,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share, authorized. The Amendment is attached hereto as Exhibits 3.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As previously disclosed, in the Company's Form 10-QSB for the period ended June 30, 2005, the Company had taken action to approve the appointment of Dale Shepherd as Chief Financial Officer to commence on September 1, 2005. Mr. Shepherd never accepted or assumed the position. Accordingly, Robert Kohn has continued to serve as the Company's Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits

Exhibit
Number                      Description
--------  ----------------------------------------------------------------------
3.1       Certificate of Amendment to the Certificate of Incorporation

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GLOBAL REALTY DEVELOPMENT CORP.


Dated: January 30, 2006                     By:      /s/ Robert Kohn
                                                     ---------------
                                            Name:    Robert Kohn
                                            Title:   Chief Executive Officer and
                                                     Chief Financial Officer